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                                UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549
                                 SCHEDULE 14A
          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )
Filed by the Registrant [_]
Filed by a Party other than the Registrant [_]
Check the appropriate box:
[_]  Preliminary Proxy Statement
[_]  CONFIDENTIAL, FOR USE OF THE
     COMMISSION ONLY (AS PERMITTED BY
     RULE 14A-6(E)(2))
[X]  Definitive Proxy Statement
[_]  Definitive Additional Materials
[_]  Soliciting Material Pursuant to (S) 240.14a-11(c) or (S) 240.14a-12
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant) Payment of Filing Fee (Check the appropriate box):
[X]  No fee required.
[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
     (1) Title of each class of securities to which transaction applies:
     -------------------------------------------------------------------------
     (2) Aggregate number of securities to which transaction applies:
     -------------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
     -------------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:
     -------------------------------------------------------------------------
     (5) Total fee paid:
     -------------------------------------------------------------------------
[_]  Fee paid previously with preliminary materials.
[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     (1) Amount Previously Paid:
     -------------------------------------------------------------------------
     (2) Form, Schedule or Registration Statement No.:
     -------------------------------------------------------------------------
     (3) Filing Party:
     -------------------------------------------------------------------------
     (4) Date Filed:
     -------------------------------------------------------------------------
Notes:

                         THE ALLIED DEFENSE GROUP, INC.

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                                  JUNE 6, 2003

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of The Allied Defense Group, Inc. will be held on Friday, June 6, 2003, at The Tower Club, 17th Floor, 8000 Towers Crescent Drive, Vienna, Virginia 22182, at 10:30 a.m., local time, for the following purposes:

     1. To elect seven (7) directors of the Company to serve for the ensuing year and until their successors are elected and qualified.

     2. To consider and act upon a proposal to approve an amendment to the 2001 Equity Incentive Plan, as amended.

     3. To consider and act upon a proposal to ratify the selection of Grant Thornton LLP as the Company's independent auditors for the year 2003.

     4. To transact such other business as may properly come before the meeting or any adjournment of adjournments thereof.

     Only stockholders of record at the close of business on April 8, 2003 are entitled to notice of and to vote at the meeting.

     A copy of the Annual Report of The Allied Defense Group, Inc. for 2002 is enclosed with this Notice, the attached Proxy Statement and the accompanying proxy.

     All Stockholders are urged to attend the meeting in person or by proxy. Stockholders who do not expect to attend the meeting are requested to complete, sign and date the enclosed proxy and return it promptly in the self-addressed envelope provided.

                                           By Order of the Board of Directors,



                                           J. H. Binford Peay, III,
                                           Chairman of the Board and
                                           Chief Executive Officer

May 1, 2003

                       THIS PAGE INTENTIONALLY LEFT BLANK

                         THE ALLIED DEFENSE GROUP, INC.
                      8000 TOWERS CRESCENT DRIVE, SUITE 260
                             VIENNA, VIRGINIA 22182

                                 PROXY STATEMENT

                         ANNUAL MEETING OF STOCKHOLDERS
                                  June 6, 2003

                 INFORMATION CONCERNING SOLICITATION AND VOTING

General

       The accompanying proxy is solicited by and on behalf of the Board of Directors of The Allied Defense Group, Inc., a Delaware corporation (the "Company"), for use at the annual meeting of stockholders to be held at The Tower Club, 17th Floor, 8000 Towers Crescent Drive, Vienna, Virginia 22182, on Friday, June 6, 2003, at 10:30 a.m., local time, or any adjournment thereof (the "annual meeting").

       The record date for determination of the stockholders entitled to vote at the annual meeting is April 8, 2003 at the close of business. Any stockholder giving a proxy may revoke it at any time before it is exercised (including a revocation at the annual meeting) by filing with the Secretary of the Company a written revocation or duly executed proxy bearing a later date.

       In accordance with the laws of the State of Delaware and the Company's charter and bylaws, a majority of the outstanding shares of common stock will constitute a quorum at the meeting. Abstentions and broker non-votes are counted for purposes of determining the presence or absence of a quorum for the transaction of business. Abstentions and broker non-votes are not counted for purposes of the election of directors. An abstention will be counted as a vote against the approval of any other matter to come before the meeting. Broker non-votes will have no effect on the outcome of any other matter scheduled to come before the meeting.

       The cost of solicitation of proxies will be borne by the Company. The Company will reimburse brokers, banks and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy materials to the beneficial owners of the common stock. In addition to solicitations by mail, directors, officers and employees of the Company may solicit proxies personally or by telegraph or telephone without additional compensation. The Company has also retained Georgeson Shareholder Communications, Inc. to aid in the solicitation at an estimated cost of $4,500.00 plus out-of-pocket expenses.

       The approximate date on which this Proxy Statement and enclosed form of proxy are to be mailed to stockholders is May 1, 2003.

Voting Securities and Principal Stockholders

       On April 8, 2003, the record date for the determination of stockholders entitled to notice of and to vote at the annual meeting, 5,487,903 shares of common stock of the Company were outstanding. Common stock is the only class of capital stock of the Company currently outstanding. Each stockholder of record is entitled to one vote for each share of common stock owned on all matters to come before the annual meeting.

     The following table sets forth information with respect to the shares of the Company's common stock which are held by the only persons known to the Company to be the beneficial owners of more than 5% of such common stock based upon the most recent filings made by the undersigned with the Securities and Exchange Commission:

                   Name and Address of                Amount and Nature of
Title of Class     Beneficial Owner                   Beneficial Ownership    Percent of Class/1/
---------------    -------------------                --------------------    -------------------
Common             Bricoleur Capital
                   Management, LLC/2/
                   12230 El Camino Rd., Ste. 100      512,900
                   San Diego, CA  92130               Owned directly                   8.9%

Common             FMR Corp./3/
                   82 Devonshire Street               445,000
                   Boston, MA 02109                   Owned directly                   8.4%

Common             Dimensional Fund
                   Advisors, Inc./4/
                   1299 Ocean Ave., 11/th/ Floor      310,400
                   Santa Monica, CA 90401             Owned directly                   5.4%

Common             Riverview Group, LLC/1/
                   666 Fifth Avenue                   315,000
                   New York, New York  10103          Owned directly                   5.0%


_______________
/1/ Based upon 5,474,813 shares of common stock outstanding plus 283,332 shares which may be acquired within sixty (60) days pursuant to outstanding stock options plus 315,000 shares which may be issued within sixty (60) days pursuant to a convertible debenture and stock purchase warrant.
/2/ Bricoleur Capital Management, LLC ("Bricoleur") filed an amended Schedule 13G with the SEC on February 13, 2003. This Schedule 13G states that Bricoleur beneficially owned 512,900 shares of Common Stock as of December 31, 2002.
/3/ FMR Corp. and its wholly-owned subsidiary, Fidelity Management & Research Company ("Fidelity"), Edward C. Johnson, 3rd and Abigail P. Johnson, jointly filed an amended Schedule 13G with the SEC on February 13, 2002. This Schedule 13G states that Fidelity Low-Priced Stock Fund owns 445,000 shares of Common Stock as of December 31, 2001.
/4/ Dimensional Fund Advisors, Inc. ("Dimensional"), a registered investment advisor, filed an amended Schedule 13G with the SEC on February 10, 2003. This Schedule 13G states that Dimensional is deemed to have beneficial ownership of 310,400 shares, all of which shares are owned by advisory clients of Dimensional. Dimensional disclaims beneficial ownership of all such shares.
/1/ Riverview Group, LLC has the right to acquire up to 315,000 shares within sixty (60) days pursuant to its convertible debenture and stock purchase warrant.

     The following information is furnished as of March 1, 2003, with respect to the beneficial ownership by management of the Company's common stock:

                  Name and Address of           Amount and Nature of
Title of Class    Beneficial Owner              Beneficial Ownership    Percent of Class/1/
--------------    -------------------           --------------------    -------------------
Common            J. H. Binford Peay, III       128,421/2/
                                                Owned  directly                   2.1%

Common            John G. Meyer, Jr.            46,879/3/
                                                Owned directly                     *

Common            Harry H. Warner               38,500/4/
                                                Owned directly                     *

Common            Clifford C. Christ            31,500/5/
                                                Owned directly                     *

Common            J. R. Sculley                 64,900/4/
                                                Owned directly                    1.1%

Common            Ronald H. Griffith            22,500/4/
                                                Owned directly                     *

Common            Gilbert F. Decker             7,500/5/                           *

Common            All  executive  officers and  406,082/6/
                  directors as a group (9)      Owned directly                    6.7%

_______________
/1/ Based upon 5,474,813 shares of common stock outstanding plus 283,332 shares which may be acquired within sixty (60) days pursuant to outstanding stock options plus 315,000 shares which may be issued within sixty (60) days pursuant to a convertible debenture and stock purchase warrant.
/2/ Includes stock options for 99,833 shares which may be exercised within sixty (60) days.
/3/ Includes stock options for 37,333 shares which may be exercised within sixty (60) days.
/4/ Includes stock options for 19,500 shares which may be exercised within sixty (60) days.
/5/  Includes stock options for 6,500 shares which may be exercised within sixty
     (60) days.
/6/ Includes stock options for 270,332 shares which may be exercised within sixty (60) days.
*    Less than 1%

                       PROPOSAL ONE: ELECTION OF DIRECTORS

     Seven (7) directors are to be elected to serve until the next annual meeting and until their successors are elected and qualified. The accompanying proxy will be voted for the election of all of the persons named below as nominees unless the stockholder otherwise specifies in the proxy. Each nominee has consented to be named a nominee in this Proxy Statement and to continue to serve as a director if elected. If any of the nominees should become unavailable, the persons named in the proxy or their substitutes shall be entitled to vote for one or more substitutes to be designated by the Board of Directors.

     J. R. Sculley joined the Board of Directors in 1991; Clifford C. Christ joined the Board of Directors in April, 1993; Harry H. Warner joined the Board of Directors in January, 1996; J. H. Binford Peay, III and Ronald H. Griffith joined the Board in April, 2000; and John G. Meyer, Jr. joined the Board of Directors in January, 2003.

     The following information is presented with respect to each nominee, each of whom has indicated approval of his nomination and willingness to serve if elected:

                                                       Principal business occupation
                          Year in which first          for past five years and other
Name of Nominee           elected a director    Age    directorships
---------------           ------------------    ---    -----------------------------
J. H. Binford Peay, III           2000          63     Chairman of the Board and Chief
                                                       Executive Officer since January,
                                                       2001; President from January 2001 -
                                                       January, 2003; formerly, Commander
                                                       in Chief, United States Central
                                                       Command, Vice Chief of Staff of the
                                                       United States Army and a consultant.
                                                       Also a director of United Defense
                                                       Industries, Inc. and a Trustee of the
                                                       National Defense University.

John G. Meyer, Jr.                2003          58     President since January, 2003 and Chief
                                                       Operating Officer since January, 2001;
                                                       Executive Vice President from January,
                                                       2001 - January, 2003; retired from United
                                                       States Army having served as its most
                                                       senior Public Affairs Officer.

J.R. Sculley                      1991          62     Chairman Emeritus since January, 2001;
                                                       Chairman of the Board, President and Chief
                                                       Executive Officer of the Company from
                                                       December, 1992 - September, 1999

Clifford C. Christ                1993          55     President and Chief Executive Officer of
                                                       NavCom Defense Electronics, Inc., a
                                                       defense electronics company, since 1988.

                                                         Principal business occupation
                          Year in which first            for past five years and other
Name of Nominee           elected a director    Age      directorships
---------------           ------------------    ---      -----------------------------
Harry H. Warner                   1996          67       President of the George C. Marshall
                                                         Foundation; formerly a self-employed
                                                         financial consultant, investor and
                                                         real estate developer. Also a director
                                                         of Chesapeake Corporation and
                                                         Virginia Management Investment
                                                         Corporation.

Ronald H. Griffith                2000          64       Executive Vice President and Chief
                                                         Operating Officer of MPRI, Inc., a
                                                         professional services company, since
                                                         1998; formerly, Vice Chief of Staff
                                                         of the United States Army.

Gilbert F. Decker                 2002          65       Consultant to defense and aerospace
                                                         companies; formerly Executive Vice
                                                         President of Engineering and
                                                         Production of Walt Disney Imagineering
                                                         and Assistant Secretary of the Army for
                                                         Research, Development and Acquisition.
                                                         Also a director of Alliant Techsystems,
                                                         Inc. and Anteon International
                                                         Corporation.

     The by-laws provide that a stockholder of the Company entitled to vote for the election of directors may nominate persons for election to the Board of Directors by providing written notice to the Secretary of the Company not less than 14 and not more than 50 days prior to the annual meeting. Such notice shall include (i) the name and address of the stockholder and of each person to be nominated, (ii) a representation that the stockholder is a holder of record of stock of the Company entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate each person specified, (iii) a description of all understandings between the stockholder and each nominee and other person (naming such person) pursuant to which the nomination is to be made by the stockholder, (iv) such other information regarding each nominee as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission had the nominee been nominated by the Board of Directors and (v) the consent of each nominee to serve as a director of the Company if so elected. The chairman of the meeting may refuse to acknowledge the nomination of any person not made in compliance with the foregoing procedures.

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE NOMINEES LISTED ABOVE

                 PROPOSAL TWO: PROPOSAL TO APPROVE AMENDMENT TO
                     2001 EQUITY INCENTIVE PLAN, AS AMENDED

General

       The 2001 Equity Incentive Plan (the "Plan") was adopted by the Board of Directors on January 11, 2001 and approved by the stockholders in early June, 2001. The Plan originally made available up to 240,000 shares of common stock for awards to employees of the Company and its subsidiaries and to directors of the Company. In 2002, the Board of Directors and the stockholders approved an amendment to the Plan to increase the number of shares of common stock reserved for issuance under the Plan by 250,000 shares and to expressly prohibit option repricings.

       The Board of Directors recommends that the stockholders further amend the Plan to increase the number of shares available for issuance under the Plan by an additional 250,000 shares.

       The Plan plays an important role in the Company's efforts to attract and retain employees/directors of outstanding ability, and to align the interests of employees and directors with those of the stockholders through increased ownership of the Company. In order to continue to provide the appropriate equity incentives to employees and directors, the Board of Directors has approved an increase in the number of reserved shares, subject to stockholder approval.

       The Plan has only slightly more than 98,000 shares remaining for issuance. The Plan is now utilized for annual stock option grants to the Company's outside directors as a result of the expiration of a prior stock plan exclusively dedicated for director options.

       The following description of the Plan summarizes the material features of the Plan:

Purpose

       The purpose of the Plan is to promote the success of the Company and its subsidiaries by providing incentives to employees and directors that will promote the identification of their personal interest with the long-term financial success of the Company and with growth in stockholder value. The Plan is designed to provide flexibility to the Company in its ability to motivate, attract and retain the services of employees and directors upon whose judgment, interest and special effort the successful conduct of its operation is largely dependent.

Administration

       The Plan is administered by the Compensation Committee. The Compensation Committee has the power to determine the employees and directors to whom awards shall be made.

       Each award under the Plan is made pursuant to a written agreement between the Company and the recipient of the award (the "Agreement"). In administering the Plan, the Compensation Committee has the express power, subject to the provisions of the Plan, to determine the terms and conditions upon which awards may be made and exercised and to determine terms and provisions of each Agreement.

       The Board may terminate, amend or modify the Plan from time to time in any respect without stockholder approval, unless the particular amendment or modification requires stockholder approval under the Internal Revenue Code of 1986, as amended (the "Code"), or the rules and regulations of the exchange or system on which the common stock is listed or reported or pursuant to any other applicable laws, rules or regulations. Currently the Code regulations governing ISOs (as herein defined) require stockholder approval of any amendments which would (i) materially increase the benefits accruing to participants, (ii) materially increase the number of securities which may be issued or (iii) materially modify the requirements as to eligibility for participation.

       The Plan will expire on December 31, 2010, unless sooner terminated by the Board.

New Plan Benefits

       Non-employee directors receive as a portion of their annual compensation options for 6,500 shares of the Company's common stock. Due to the expiration of a stock option plan exclusively dedicated to non-employee directors, the Company has begun to satisfy this annual obligation from the Plan and intends to continue to satisfy future annual stock option awards to non-employee directors from the Plan. Non-employee directors also receive a grant of 1,000 shares of common stock. These grants have historically been funded from the Outside Directors Compensation Plan. As of the date hereof, less than 5,000 shares remain in the Outside Directors Compensation Plan so the Company intends to begin to satisfy its annual stock grant obligations from the Plan.

       The future stock-related benefits to the Company's executive management under the Plan are not subject to determination at this time. The Compensation Committee will make awards under the Plan in its discretion based on a number of factors. No awards were made under the Plan in early 2003 related to 2002 performance.

Eligible Participants

       All employees of the Company and its affiliates are eligible to participate in the Plan. For purposes of the Plan, "affiliates" include any entity that is a 20% or greater owned subsidiary of the Company.

Types of Awards

       The Plan allows the Committee to grant awards of stock options, stock appreciation rights, restricted stock, performance shares, performance units, bonus awards and/or other securities or rights that the Committee determines to be consistent with the objectives and limitations of the Plan. Stock options granted under the Plan may be either incentive stock options qualifying under
Section 422 of the Code (an "ISO") or nonqualified stock options (a "NQSO"). Awards under the Plan are not transferable, except by will or the laws of descent and distribution and certain transfers to a participant's family members or other persons or entities approved by the Committee, subject to certain limitations.

Stock Options

       The Committee has adopted certain rules with respect to the grant of stock options under the Plan. These rules are summarized below.

       Exercise Price - The Committee determines the exercise price of a stock option at the time the option is awarded. The price may not be less than 100% of the fair market value of the stock covered by the option on the date of grant. Upon exercise, the price must be paid in cash or by the surrender, at the fair market value on the date of exercise, of shares of Company common stock, or by any combination of cash and shares.

       Term and Vesting of Options - Subject to earlier termination, as described below, an option granted under the plan expires at a certain date specified by the Committee (not more than ten (10) years after the date of grant). The Committee specifies at the time each option is granted the time or times at which, and in what proportions, an option becomes vested and exercisable, provided that the participant is employed by the Company or an affiliate on each vesting date or on a date no more than three (3) months prior to such vesting date. Special rules apply to the vesting and exercisability of options upon the death or disability of a participant. In addition, specific limitations apply to ISOs for maximum term and maximum period of exercise following termination of employment in order to comply with Section 422 of the Code.

       Option Repricings - The Plan expressly prohibits the repricing of stock options.

Stock Appreciation Rights

       The Committee has also adopted rules specifically with respect to the grant of stock appreciation rights, commonly referred to as SARs, under the Plan.

       Granting and Terms of SARS - SARs may be granted under the Plan on a free-standing basis, without regard to the grant of a stock option, or on a tandem basis, related to the grant of an underlying stock option. SARs granted on a free-standing basis may be awarded for a number of shares, at a base price, upon terms for vesting and exercise and upon such other terms and conditions as are consistent with the comparable terms applicable to the grant of stock options under the Plan. SARs granted on a tandem basis are subject to the same terms and conditions as the related stock option, and are exercisable only to the extent the option is exercisable. The exercise of a tandem SAR results in the surrender of a number of shares of the underlying option equal to the number of SAR shares exercised. The SARs entitle the holder to receive payment having an aggregate value equal to the product of (1) the excess, if any, of the fair market value on the exercise date of one share over the base price per share, times (2) the number of shares called for by the SAR or portion thereof that is exercised. The Committee determines whether payment upon exercise of the SAR is made in cash, shares or a combination of cash and shares.

Other Awards

       In addition to stock options and SARs, the Plan allows the Committee to provide awards of restricted stock, performance shares, performance units, bonus, shares or other securities or rights that the Committee determines to be consistent with the objectives and limitations of the Plan. While the Committee has not adopted special rules for these types of awards, it retains the right to grants these awards.

Shares Subject to the Plan

       Up to 490,000 shares of common stock may be issued under the Plan as currently in effect. Through February, 2003, approximately 392,000 shares have been issued, or reserved for future issuance, under the Plan. The Board has amended the Plan to increase the number of shares issuable under the Plan by an additional 250,000 shares. Except as set forth below, shares of common stock issued in connection with the exercise of, or as other payment for, an award will be charged against the total number of shares issuable under the Plan. If any award granted terminates, expires or lapses for any reason other than as a result of being exercised, common stock subject to such award will be available for further awards to participants.

Adjustments

       Certain corporate transactions or events such as stock splits, recapitalizations, spin-offs, mergers, etc., may directly affect the number of outstanding shares and/or the value of the outstanding common stock. If such transactions occur, the Committee may adjust the number of shares which may be granted under the Plan, as well as the limits on individual awards. The Committee or the Board may adjust the number of shares and the exercise price under outstanding options, and the performance goals of any options or awards, and may take other adjustments which are thought appropriate to protect the value of the award to the recipient.

Change in Control

       In order to maintain all the participants' rights in the event of a change in control of the Company (that term being defined under the Plan), the Committee, as constituted before such change in control, in its sole discretion, may, as to any outstanding award either at the time an award is made or any time thereafter, take any one or more of the following actions: (i) provide for the acceleration of any time periods relating to the exercise or realization of any such award so that such award may be exercised or realized in full on or before a date initially fixed by the Committee; (ii) provide for the purchase or settlement of any award by the Company, upon the participant's request, for an amount of cash equal to the amount which could have been obtained upon the exercise of such award or realization of such participant's rights had such award been currently exercisable or payable; (iii) make such adjustment to any such award then outstanding as the Committee deems appropriate to reflect such change in control; or (iv) cause any such award then outstanding to be assumed, or new rights substituted therefor, by the acquiring or surviving corporation in such change in control.

Certain Federal Income Tax Consequences

       Incentive Stock Options. An optionee will not recognize income on the grant of an ISO, and an optionee generally will not recognize income on the exercise of an ISO, except as described in the following paragraph. Under these circumstances, no deduction will be allowable to the Company in connection with either the grant of such options or the issuance of shares upon exercise thereof.

       However, if the exercise of an ISO occurs more than three months after the optionee ceased to be an employee for reasons other than death or disability (or more than one year thereafter if the optionee ceased to be an employee by reason of permanent and total disability), the exercise will not be treated as the exercise of an ISO, and the optionee will be taxed in the same manner as on the exercise of a NQSO, as described below. For the option to qualify as an ISO upon the optionee's death, the optionee must have been employed at the Company for at least three months before his or her death.

       To the extent the aggregate fair market value (determined at the time the options are granted) of shares subject to an ISO that become exercisable for the first time by any optionee in any calendar year exceeds $100,000 the options will be treated as options which are not ISOs, and the optionee will be taxed upon exercise of those excess options in the same manner as on the exercise of NQSO, as described below.

       Gain or loss from the sale or exchange of shares acquired upon exercise of an ISO generally will be treated as capital gain or loss. If, however, shares acquired pursuant to the exercise of an ISO are disposed of within two years after the option was granted or within one year after the shares were transferred pursuant to the exercise of the option, the optionee generally will recognize ordinary income at the time of the disposition equal to the excess over the exercise price of the lesser of the amount realized or the fair market value of the shares at the time of exercise. If, however, such disposition is not a sale or exchange with respect to which a loss (if sustained) would be recognized, the ordinary income is the excess of the fair market value of the shares at the time of exercise over the exercise price. Gain recognized on the disposition in excess of the ordinary income resulting therefrom will be capital gain and any loss recognized on the disposition will be capital loss. If an optionee recognizes ordinary income as a result of a disposition as described in this paragraph, the employer corporation will be entitled to a deduction of the same amount.

       The exercise of an ISO may result in a tax to the optionee under the alternative minimum tax because as a general rule the excess of the fair market value of stock received on the exercise of an ISO over the exercise price is defined as an item of "tax preference" for purposes of determining alternative minimum taxable income.

       Non-qualified Options. A participant will not recognize income on the grant of a NQSO, but generally will recognize income upon the exercise of a NQSO. The amount of income recognized upon the exercise of a NQSO will be measured by the excess, if any, of the fair market value of the shares at the time of exercise over the exercise price, provided that the shares issued are either transferable or not subject to a substantial risk of forfeiture.

       If shares received on the exercise of a NQSO are nontransferable and subject to a substantial risk of forfeiture then, unless the optionee elects to recognize income at the time of receipt of such shares, the optionee will not recognize ordinary income until the shares become either transferable or not subject to a substantial risk of forfeiture.

       In the case of ordinary income recognized by an optionee as described above in connection with the exercise of a NQSO, the employer corporation will be entitled to a deduction in the amount of ordinary income so recognized by the optionee.

       Other Awards. The current federal income tax consequences of other awards authorized under the Plan are generally in accordance with the following:

       . stock appreciation rights are subject to ordinary income tax at the time of exercise;
       . restricted stock subject to a substantial risk of forfeiture results in income recognition by the participant of the excess of the fair market value of the shares covered by the award over the purchase price paid only at the time the restrictions lapse, unless the recipient elects to accelerate recognition as of the date of grant; and
       . stock awards, performance shares, performance units and bonus shares are generally subject to ordinary income tax at the time of payment.

       In each of the foregoing cases, the Company will generally be entitled to a corresponding federal income tax deduction at the same time the participant recognizes ordinary income.

       Section 162(m). Compensation of persons who are named executive officers of the Company is subject to the tax deduction limits of Section 162(m) of the Code. Stock options, warrants and SARS that qualify as "performance-based compensation" are exempt from Section 162(m), thus allowing the Company the full tax deduction otherwise permitted for such compensation.

       General. The rules governing the tax treatment of awards that may be granted under the Plan are quite technical, so that the above description of tax consequences is necessarily general in nature and does not purport to be complete. Moreover, statutory provisions are, of course, subject to change, as are their interpretations, and their application may vary in individual circumstances.

     Finally, the tax consequences under applicable state laws may not be the same as under the federal income tax laws.

Effective Date

     If approved by the stockholders, the amendment to the Plan will be treated as effective as of March 20, 2003, the date of the Board of Directors' approval.

Vote Required

     The affirmative vote of the holders of a majority of the common stock represented in person or by proxy at the Annual Meeting, assuming a quorum is present, is required to ratify and approve the amendment to the Plan.

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" APPROVAL OF THE AMENDMENT
                                   TO THE PLAN

            PROPOSAL THREE: PROPOSAL CONCERNING INDEPENDENT AUDITORS

General

     Grant Thornton LLP has been reappointed as the Company's independent auditors for the year 2003. A resolution will be presented at the annual meeting to ratify this appointment. The Company has been advised that representatives of Grant Thornton LLP are expected to be present at the annual meeting, with the opportunity to make a statement if they desire to do so, and are expected to be available to respond to appropriate questions.

     Stockholder ratification of the selection of Grant Thornton as the Company's independent public accountants is not required by the Company's by-laws or other applicable legal requirement. However, the selection of Grant Thornton is being submitted to the stockholders for ratification as a matter of good corporate practice. If the stockholders, by the affirmative vote of a majority of the shares of common stock represented at the meeting, do not ratify the selection of Grant Thornton, the selection of independent accountants will be reconsidered.

Grant Thornton LLP Fees for Fiscal 2002

     The following table sets forth the fees paid by the Company to Grant Thornton LLP for audit and other services provided for 2002 and 2001:

                                                 2002          2001
                                                 ----          ----
            Audit fees                        $ 173,100     $ 163,300
                                              ---------     ---------
            Audit-related fees                $  11,500     $  10,000
                                              ---------     ---------
            Tax fees                          $  39,000     $  53,700
                                              ---------     ---------
            All other fees                    $  14,000     $ 103,100
                                              ---------     ---------
            Total                             $ 237,600     $ 330,100
                                              ---------     ---------

     Audit fees include work in connection with quarterly reviews and other fees in 2001 include fees of $77,000 related to several due diligence assignments in connection with potential acquisitions.

Additional audit fees of $110,000 were billed to the Company's foreign subsidiaries by other auditors for audit related services primarily involving statutory audits required by the laws of Belgium.

     The Audit Committee considered whether the provision of services referenced above is compatible with maintaining Grant Thornton's independence.

      THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" RATIFICATION OF GRANT THORNTON LLP AS THE COMPANY'S INDEPENDENT AUDITORS FOR THE YEAR 2003

                     BOARD AND COMMITTEE MEETING INFORMATION

General

     During calendar year 2002, there were nine (9) formal meetings of the Board of Directors. The directors frequently communicate with one another on an informal basis.

     The Audit Committee had five (5) meetings during 2002 and the Compensation Committee met twice in calendar year 2002.

     The Audit Committee is currently comprised of Messrs. Christ, Warner, Griffith, and Decker. Among its functions, the Audit Committee (i) recommends the selection of the Company's independent public accountants, (ii) reviews the scope of the independent public accountants' audit activity, (iii) reviews the financial statements which are the subject of the independent public accountants' certification, and (iv) reviews the adequacy of the Company's basic accounting and internal control systems. The Audit Committee will also pre-approve each audit and non-audit service to be rendered to the Company.

     The Compensation Committee is currently comprised of Messrs. Warner, Griffith, and Sculley. The Compensation Committee establishes the Company's executive compensation program. It also periodically reviews the compensation of executives and other key officers and employees of the Company and its subsidiaries.

     In 2000, the Company established a Nominating Committee, currently comprised of Messrs. Griffith, Sculley, and Decker. The Nominating Committee is responsible for soliciting and recommending candidates for the Board of Directors; developing and reviewing background information for candidates; making recommendations to the Board regarding such candidates; and reviewing and making recommendations to the Board with respect to candidates for directors proposed by stockholders. Any stockholder wishing to propose a nominee should submit a recommendation in writing to the Company's Secretary, indicating the nominee's qualifications and other relevant biographical information and providing confirmation of the nominee's consent to serve as a director.

Report of the Audit Committee

     The following report of the Audit Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Company filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent the Company specifically incorporates this report by reference therein.

     Management is responsible for the preparation, presentation and integrity of the Company's financial statements, accounting and financial reporting principles and internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. The independent auditors are responsible for performing an independent audit of the financial statements in accordance with generally accepted auditing standards. The independent auditors report to the Audit Committee and have free access to the Audit Committee to discuss any matters they deem appropriate.

     In overseeing the preparation of the Company's financial statements, the Committee met with both management and the Company's independent auditors to review and discuss annual and quarterly financial statements incorporated in the Company's Forms 10-K and 10-Qs prior to their issuance and to discuss significant accounting issues. Management advised the Committee that all financial statements were prepared in accordance with accounting principles generally accepted in the United States of America, and the Committee discussed the statements with both management and the independent auditors. The

Committee's review included discussion with the independent auditors of matters required to be discussed pursuant to Statement on Auditing Standards No. 61 (Communication with Audit Committees), as amended by Statement on Auditing Standards No. 90.

     The Board of Directors has determined that each member of the Committee is "independent" as defined under the rules of the AMEX.

     With respect to the Company's independent auditors, the Committee, among other things, discussed with the auditors matters relating to its independence, including the disclosures made to the Committee as required by the Independence Standards Board Standard No.1 (Independence Discussions with Audit Committees).

     On the basis of these reviews and discussions, the Committee recommended to the Board of Directors that the Board approve the inclusion of the Company's audited financial statements in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2002, for filing with the Securities and Exchange Commission. The Committee also reported to the Board, subject to stockholder approval, on the selection of the Company's independent auditors.

     This report is submitted by the Audit Committee of the Board of Directors:

                               Clifford C. Christ
                                 Harry H. Warner
                               Ronald H. Griffith
                                Gilbert F. Decker

Compensation Committee Report on Executive Compensation

     The following report of the Compensation Committee and the performance graph included elsewhere in this proxy statement do not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Company filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent the Company specifically incorporates this report or the performance graph by reference therein.

     The Compensation Committee considers many factors in awarding compensation to the Company's executive officers. The Committee utilizes both quantitative and qualitative factors when determining total compensation and when awarding equity-based compensation to such executives. Quantitative factors include, among others, absolute levels of, and year-to-year changes in, net revenues, net income, profit before taxes, earnings per share, book value per share, and market price of the common stock.

     The Company's compensation program for executives consists of three key elements:

          .    a base salary;
          .    a performance-based annual bonus; and
          .    periodic grants of stock options.

     The Compensation Committee believes that this three-part approach serves the interests of the Company and its stockholders. It enables the Company to meet the requirements of the highly competitive environment in which the Company operates while ensuring that executive officers are compensated in a way that advances both the short-term and long-term interests of stockholders. Under this approach, compensation for these officers involves a high proportion of pay that is "at risk" - namely, the annual bonus and stock options. The variable annual bonus is also based, in significant part, on Company performance. Stock options relate a significant portion of long-term remuneration directly to stock price appreciation realized by all of the Company's stockholders.

     Base Salary - Base salaries for the Company's executive officers other than the Chief Executive Officer, as well as changes in such salaries, are based upon recommendations by the Chief Executive Officer, taking into account such factors as competitive industry salaries, a subjective assessment of the nature of the position and the contribution and experience of the officer and the length of the officer's service. Executive officers' base salaries have been determined in view of salaries of executives holding similar positions at comparably sized public companies.

     Annual Bonus - Annual bonuses are paid to executive officers of the Company in cash and/or in stock based upon overall Company performance and individual performance. Executive officer's performance is measured initially by the Chief Executive Officer and then by the Compensation Committee against pre-established objectives.

     Stock Options - The final component of the Company's executive compensation program is the periodic grant of stock options. The number of options granted is based on the executive's level of responsibility, Company performance and individual performance. As is the case with annual bonuses, the Compensation Committee intends to use stock options to incent and motivate the key managers of the Company's operations as well as Company executive officers. As an additional objective, stock option grants to executive officers are intended to induce the executive to remain in the employment of the Company. Accordingly, the Compensation Committee intends for stock options generally to be exercisable only after an employee has satisfied a minimum tenure requirement.

     The Committee analyzed several factors when awarding incentive compensation for 2002, including but not limited to: (i) the Company's financial performance for 2002; and (ii) the performance of the executives vis a vis their 2002 performance objectives. The Company reported substantial earnings in 2002 and took additional steps in broadening its business base by acquiring SeaSpace Corporation and Titan Dynamics Systems, Inc. As a result, the executive management team was awarded substantial bonuses for 2002 performance under their respective employment agreements. Notwithstanding the foregoing 2002 achievements of the management team, the Compensation Committee did not grant maximum bonuses largely due to the failure to reach certain 2002 financial performance objectives. No stock options or stock grants were awarded in early 2003 for 2002 performance.

     As Chief Executive Officer, General Peay is compensated pursuant to an employment agreement entered into in January, 2001, as amended. The agreement provides for an annual base salary of $325,000 and the opportunity for annual performance-based bonuses. In mid-2002, General Peay's annual base salary was increased from $300,000 to $325,000 and he was awarded a 1,500 share stock grant. In early 2003, General Peay was awarded a $117,187 cash bonus in recognition of his 2002 services. As was the case with the other senior executives of the Corporation, the cash bonus was not at the maximum amount permissible under General Peay's employment agreement inasmuch as the Company failed to reach certain 2002 financial performance targets.

     This report is submitted by the Compensation Committee of the Board of
Directors:

                                 Harry H. Warner
                               Ronald H. Griffith
                                  J. R. Sculley

                        EXECUTIVE AND BOARD COMPENSATION

Compensation of Executive Officers

     The following table sets forth information concerning all compensation paid for services rendered in all capacities to the Company and its subsidiaries during the years ended December 31, 2002, 2001 and 2000 to the chief executive officer of the Company and to other executive officers of the Company whose total annual salary and bonus exceeds $100,000:

                           SUMMARY COMPENSATION TABLE

                                             Annual Compensation                      Long-Term
                                             -------------------                    Compensation
                                                                                       Awards
                                                                                       ------
                                                                                     Securities
          Name and                                                      Other        Underlying
         Principal                                                     Annual         Options/        All Other
          Position              Year      Salary      Bonus/1/     Compensation/2/    SARs (#)     Compensation/3/
----------------------------    ----      ------      --------     ---------------   ----------    ---------------
J. H. Binford Peay, III,        2002     $312,500     $150,637        $69,007          100,000              ---
Chairman of the Board and
Chief Executive Officer
                                2001     $300,000     $150,000        $67,685          100,000         $ 86,250


John G. Meyer, Jr.,             2002     $196,667     $ 58,625          2,322           40,000              ---
President and Chief
Operating Officer               2001     $160,000     $ 76,000            ---           40,000         $ 21,563


Bruce W. Waddell,               2002     $158,750     $ 48,672          2,322           40,000              ---
Vice President for Strategic
Planning and Corporate
Development                     2001     $145,000     $ 69,000            ---           40,000         $ 21,563


Charles A. Hasper, Treasurer    2002     $160,000     $ 49,008            810           40,000              ---
and Chief Financial Officer
                                2001     $ 66,667     $ 48,000            ---           40,000         $ 22,525

_________
/1/ Cash and stock bonuses approved, on an annual basis, by the Compensation Committee. Mr. Peay was awarded a stock grant in 2002 in the amount of $33,450. In 2001, the Compensation Committee awarded Messrs. Meyer, Waddell and Hasper with a stock grant based on performance objectives issued during the year of $20,000. Stock grants were not awarded to these same officers in 2002.
/2/ The costs include premiums on life insurance policies. The Company compensated Mr. Peay in the amounts of $69,007 and $67,685, in 2002 and 2001 respectively, for a $1 million life insurance policy.
/3/ Stock grants were awarded to Messrs. Peay, Meyer, Waddell and Hasper as part of the employment agreements each executed in 2001.

                       OPTIONS GRANTS IN LAST FISCAL YEAR

     The following table contains information concerning the stock option grants made to each of the named executive officers for the fiscal year ended December 21, 2002:

                                                                                       Potential Realizable
                                                                                         Value at Assumed
                                                                                       Annual Rates of Stock
                                                                                      Price Appreciation for
                                  Individual Grants                                      Option Term /(1)/
                                  -----------------                                   ----------------------
                              Number of     % of Total
                              Securities      Options
                              Underlying    Granted to    Exercise or
                                Options    Employees in    Base Price   Expiration
Name                            Granted     Fiscal Year      ($/Sh)        Date         5% ($)       10% ($)
----                          ----------   ------------   -----------   ----------    ----------     -------
J. H. Binford Peay, III        100,000          46%          $16.40      12/31/12     $1,031,387   $2,613,738

John G. Meyer, Jr.              40,000          18%          $16.40      12/31/07     $  181,241   $  400,495

Bruce W. Waddell                40,000          18%          $16.40      12/31/07     $  181,241   $  400,495

Charles A. Hasper               40,000          18%          $16.40      12/31/07     $  181,241   $  400,495

/(1)/ Potential gains are net of exercise price, but before taxes associated with exercise. These amounts represent certain assumed rates of appreciation only, in accordance with the SEC's rule. Actual gains, if any, on stock option exercises are dependent on the future performance of the common stock, overall market conditions and the option holders' continued employment through the vesting period. The amounts reflected in this table may not necessarily be achieved.

                      AGGREGATED OPTIONS EXERCISED IN LAST
                     FISCAL YEAR AND FISCAL YEAR-END VALUES

     The following table sets forth information concerning option exercise and option holdings by each of the named executive officers for the fiscal year ended December 31, 2002:

                                                        Number of Securities Underlying/    Value of Unexercised In-the-Money
                                 Shares                  Unexercised Options /SARsValue      Options/SARs at FY-End ($)/(1)/
                              Acquired on      Value     ------------------------------      -------------------------------
         Name                 Exercise (#)   Realized  Exercisable (#)  Unexercisable (#)   Exercisable         Unexercisable
-------------------------     ------------   --------  ---------------  -----------------   -----------         -------------
J. H. Binford Peay, III            -             -          46,500           160,000         $466,168              $810,200

John G. Meyer, Jr.                 -             -          16,000            64,000         $158,720              $324,080

Bruce W. Waddell                   -             -          16,000            64,000         $158,720              $324,080

Charles A. Hasper                  -             -          16,000            64,000         $152,640              $314,960

/(1)/ Represents the closing price per share of the underlying shares on the last day of the fiscal year less the option exercise price multiplied by the number of shares. The closing price per share was $18.55 on the last trading day of the fiscal year as reported on the AMEX.

                      EQUITY COMPENSATION PLAN INFORMATION

     The following table provides information about the Company's common stock that may be issued upon the exercise of options and rights under all of the Company's existing equity compensation plans as of December 31, 2002, including the 2001 Equity Incentive Plan, the 1997 Incentive Stock Plan, the 1992 Employee Stock Purchase Plan, the 1984 Incentive Stock Option Plan and the 1991 Outside Directors Stock Option Plan (all of which have been approved by the Company's stockholders), as well as rights to acquire shares of the Company's common stock granted to an unaffiliated institutional investor in connection with a $7.5 million convertible debenture issued by the Company to the investor.

                                                                                         Number of securities
                                        Number of securities                            remaining available for
                                          to be issued upon        Weighted average      future issuance under
                                             exercise of          exercise price of    equity compensation plans
                                        outstanding options,     outstanding options,    (excluding securities
Plan Category                           warrants and rights      warrants and rights    reflected in column (a))
-------------                           --------------------     -------------------    ------------------------
Equity compensation plans approved
by security Holders                           531,000                   $12.81                   459,187

Equity compensation plans not
approved by securities holders                315,000                   $25.18                     N/A

Total                                         846,000                   $17.42                   459,187

     The following paragraphs describe the material features of the potential 315,000 share issuance described above.

     In late June, 2002, the Company sold for $7.5 million a convertible debenture and a stock purchase warrant to a single institutional investor. The debenture bears interest at the rate of eight percent (8%) per year, payable on January 1 and July 1 of each year. The debenture matures in ten (10) equal monthly principal installments of $750,000 commencing June 28, 2003. The Company can elect to pay principal and/or interest in cash and/or in registered shares of common stock at a ten percent (10%) discount to the market price at the time(s) of the payments.

     The investor can choose to convert all or a portion of the principal amount outstanding into shares of common stock at any time before maturity. The debenture is convertible into 300,000 shares of common stock at a fixed conversion price of $25.00 per share. In the event that the Company sells shares of common stock at a price less than $25.00 per share, the fixed conversion price of the debenture generally shall be reduced based on a weighted average adjustment (subject to certain exceptions). The debenture also contains antidilution provisions for stock dividends, stock splits or combinations and reclassifications. Further, Allied can elect to pay principal and/or interest in registered shares of common stock at a ten percent (10%) discount to the then current market price of the common stock. In any of these events, the number of shares of common stock issuable to the institutional investor may exceed 300,000 shares.

     The warrant is exercisable for a total of 15,000 shares of common stock at an exercise price of $28.75 payable in cash. The warrant is exercisable until June 28, 2006. The number of shares issuable upon exercise and the exercise price are subject to adjustment in the event of stock dividends, stock splits, combinations or reclassifications of common stock as well as sales of shares of common stock at less than $25.00 per share (subject to exceptions).

Director Compensation

     Directors who are employees of Allied receive no additional compensation for serving as a director.

     Each non-employee director (an "Outside Director") is compensated for service as a director, including as a member of committees of the Board, at the rate of $1,000 per month; an award of 1,000 shares of common stock on each July 1; and an award as of each July 1 of an option to acquire 6,500 shares of common stock (commencing in 2000). As Chairman Emeritus, Mr. Sculley is entitled to an additional $500 per month.

     In 1992, the Board of Directors of Allied adopted the Outside Directors Retirement Plan (the "Directors Retirement Plan") to provide retirement benefits for long-standing Outside Directors. Under the Directors Retirement Plan, Outside Directors are eligible for a retirement benefit if they retire from the Board and have served as a member of the Board for a minimum of five (5) years. An eligible Outside Director who retires from the Board is entitled to receive, commencing on the last day of the first month following the month in which the director attains age seventy (70), monthly payments equal to the monthly cash compensation received from Allied at the time the director terminated service in such capacity. Such payments will cease upon the earlier of the expiration of a period of time equivalent to the period of time the director served as a member of the Board or the death of the director. The Directors Retirement Plan was suspended in 2001. Messrs. Christ, Warner and Sculley are entitled to receive benefits under the Plan upon their retirement from the Board for prior service. No further benefits have accrued or will accrue under the plan since its suspension in 2001.

     In 1991, the Board of Directors of Allied adopted the Outside Directors Stock Option Plan (the "Directors Option Plan"). None of the options granted pursuant to the Directors Option Plan are intended to qualify as incentive stock options under Sections 422 through 424 of the Internal Revenue Code.

Options for an aggregate of 26,000 shares were granted under the Directors Option Plan in 2001 to Allied's Outside Directors. The Directors Option Plan expired in late 2001. In 2002, options for an aggregate of 32,500 shares were granted under the 2001 Equity Incentive Plan to the Outside Directors.

     In 2002, Mr. Sculley was paid approximately $80,000 in satisfaction of his post-employment severance entitlement. Mr. Sculley is entitled to annual payments of $80,000 through 2005.

Employment Contracts and Change-In-Control Agreements

     General Peay's employment agreement provides for an annual salary of $325,000 and the potential to earn an annual bonus up to 50% of the annual salary upon satisfaction of certain performance standards. Upon certain terminations of General Peay's employment, he will be entitled to receive his annual salary, bonus and benefits for a period of up to three (3) years following the termination of employment. Further, if the termination of employment occurs within twelve (12) months of a change of control, the payments may be accelerated into a lump sum payment at the election of General Peay. General Peay has resigned his position as Chief Executive Officer as of June 1, 2003.

     Mr. Meyer's employment agreement provides for an annual salary of $200,000 and the potential to earn an annual bonus up to 35% of the annual salary upon satisfaction of certain performance standards. Upon certain terminations of Mr. Meyer's employment, he will be entitled to receive his annual salary for one year following such termination. Further, if the termination of employment occurs within twelve (12) months of a change of control, the payments may be accelerated into a lump sum payment at the election of Mr. Meyer.

     Mr. Waddell's employment agreement provides for an annual salary of $160,000 and the potential to earn an annual bonus up to 35% of the annual salary upon satisfaction of certain performance standards. Upon certain terminations of Mr. Waddell's employment, he will be entitled to receive his annual salary for one year following such termination. Further, if the termination of employment occurs within twelve (12) months of a change of control, the payments may be accelerated into a lump sum payment at the election of Mr. Waddell.

     Mr. Hasper's employment agreement provides for an annual salary of $160,000 and the potential to earn an annual bonus up to 35% of the annual salary upon satisfaction of certain performance standards. Upon certain terminations of Mr. Hasper's employment, he will be entitled to receive his annual salary for one year following such termination. Further, if the termination of employment occurs within twelve (12) months of a change of control, the payments may be accelerated into a lump sum payment at the election of Mr. Hasper.

     Mr. Sculley's employment with Allied terminated in September, 1999. He is entitled to post-employment payments of $80,000 per year through 2005. Such amounts are subject to acceleration upon a change of control of Allied.

     In June, 2001, the Board of Directors of Allied adopted a new stockholder rights plan (the "Rights Plan"). The Rights Plan provides each stockholder of record on a dividend distribution one "right" for each outstanding share of Allied's common stock. Rights become exercisable at the earlier of ten days following: (1) a public announcement that an acquirer has purchased or has the right to acquire 15% or more of Allied's common stock, or (2) the commencement of a tender offer which would result in an offeror beneficially owning 15% or more of the outstanding common stock of Allied. All rights held by an acquirer or offeror expire on the announced acquisition date, and all rights expire at the close of business on May 31, 2011. Each right entitles a stockholder to acquire at a stated purchase price, 1/100 of a share of Allied's preferred stock which carries voting and dividend rights similar to one share of its common stock. Alternatively, a right holder may elect to purchase for the stated price an equivalent number of shares of Allied's common stock (or in certain circumstances, cash, property or other securities of Allied) at a price per share equal to one-half of the average market price for a specified period. In lieu of the purchase price, a right holder may elect to acquire one-half of the common stock available under the second option. The purchase price of the preferred stock fractional amount is subject to adjustment for certain events as described in the Rights Plan. At the discretion of a majority of the Board and within a specified time period, Allied may redeem all of the rights at a price of $.01 per right. The Board may also amend any provisions of the Rights Plan prior to exercise.

Compensation Committee Interlocks and Insider Participation

     The Compensation Committee of Allied consists of Messrs. Harry W. Warner, Ronald G. Griffith and J. R. Sculley. Mr. Sculley was formerly Chairman of the Board and President of Allied.

Performance Graph

     The following graph assumes $100 was invested on December 31, 1997 in Allied Defense Group, Inc. common stock, the S&P 500 Index and a peer group of companies. It compares the cumulative total return on each, assuming reinvestment of dividends, for the five-year period ended December 31, 2002.

                  Comparison of 5 Year Cumulative Total Return
                       Assumes Initial Investment of $100
                                  December 2002

                                   [GRAPHIC]

                                                        1997        1998       1999        2000         2001         2002
                                                        ----        ----       ----        ----         ----         ----
Allied Defense Group, Inc.               Return %                 -33.67     -15.91       24.32        61.39        33.26
                                         Cum $       $100.00      $66.33     $55.78      $69.34      $111.91      $149.14

S & P 500                                Return %                  28.58      21.05       -9.10       -11.88       -22.10
                                         Cum $       $100.00     $128.58    $155.64     $141.47      $124.66       $97.11

S & P SMALLCAP 600                       Return %                  -1.30      12.40       11.80         6.54       -14.62
                                         Cum $       $100.00      $98.70    $110.94     $124.03      $132.14      $112.81

Peer Group Only                          Return %                   9.58     -14.16       43.28        72.92        -5.22
                                         Cum $       $100.00     $109.58     $94.06     $134.77      $233.04      $220.87

Peer Group + ADG                         Return %                   8.28     -14.20       42.90        72.71        -4.62
                                         Cum $       $100.00     $108.28     $92.91     $132.77      $229.30      $218.71

NOTE: Data complete through last fiscal year.
NOTE: Corporate Performance Graph with peer group uses peer group only performance (excludes only company).
NOTE: Peer group indices use beginning of period market capitalization weighting.
NOTE: S&P index returns are calculated by Zacks.

Allied Defense Group, Inc.:
     Represents The Allied Defense Group, Inc. common stock's cumulative return over the past five years including reinvestment of dividends.

S&P 500:
     Represents the S&P 500 Index's cumulative return over the past five years including reinvestment of dividends.

Peer Group:
     Represents the comparable peers' cumulative return over the past five years including reinvestment of dividends.

The peer group consists of the following companies:

                      .    Alliant Techsystems (ATK)
                      .    CACI International, Inc. (CAI)
                      .    Cubic Corporation (CUB)
                      .    Armor Holdings, Inc. (AH)
                      .    CompuDyne Corporation (CDCY)
                      .    Esterline Technologies (ESL)
                      .    Simula, Inc. (SMU)

                  STOCKHOLDER PROPOSALS FOR NEXT ANNUAL MEETING

     Stockholders are entitled to submit proposals on matters appropriate for stockholder action consistent with regulations of the Securities and Exchange Commission. Should a stockholder intend to present a proposal at next year's annual meeting, it must be in writing and must be received by the Secretary of the Company at 8000 Towers Crescent Drive, Suite 260, Vienna, Virginia 22182, no later than January 2, 2004, in order to be included in the Company's proxy statement and proxy relating to that meeting.

                                 OTHER BUSINESS

     The Board of Directors is not aware of any business requiring a vote of the stockholders to come before the annual meeting other than those matters described in this Proxy Statement. However, if any other matter or matters are properly brought before the annual meeting, or any adjournment thereof, it is the intention of the persons named in the accompanying form of proxy to vote the proxy on such matters in accordance with their judgment.

                                            By Order of the Board of Directors,

                                            J. H. Binford Peay, III,
                                            Chairman of the Board
                                            and Chief Executive Officer

Dated:  May 1, 2003

     YOUR VOTE IS IMPORTANT. PLEASE PROMPTLY COMPLETE AND SIGN THE ENCLOSED FORM OF PROXY AND RETURN IT IN THE ACCOMPANYING POSTPAID ENVELOPE.

                                                                    ATTACHMENT A
                                                              TO PROXY STATEMENT

                                 AMENDMENT NO. 2
                                       TO
                           2001 EQUITY INCENTIVE PLAN

     This Amendment No. 2 to the 2001 Equity Incentive Plan (this "Amendment") is made as of this 20/th/ day of March, 2003.

                                    RECITALS

     The Board of Directors of The Allied Defense Group, Inc. (the "Company") adopted the 2001 Equity Incentive Plan (the "Plan") in January, 2001. The stockholders of the Company approved the Plan in June, 2001. The Board of Directors and the stockholders amended the Plan in 2002.

     The Board of Directors of the Company has determined that it is advisable to increase the maximum number of shares available for issuance under the Plan from 490,000 to 740,000. On the date hereof, the Board of Directors authorized the adoption of this Amendment subject to the approval of the stockholders of the Company.

     NOW, THEREFORE, in consideration of the foregoing, and other good and valuable consideration, the parties hereto agree as follows:

     1.   The foregoing Recitals are incorporated herein by reference.

     2. The first sentence of Section 1 of Article 4 of the Plan is amended by deleting the number "490,000" therein and substituting in lieu thereof the number "740,000".

     3. In all other respects, the Plan is ratified and confirmed and shall continue in full force and effect.

     4. This Amendment shall become effective upon approval by the stockholders of the Company as long as approval occurs no later than July 31, 2003.